UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2019

LAMPERD LESS LETHAL INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-84976

(Commission File Number)

98-0358040

(IRS Employer Identification No.)

1200 Michener Road, Sarnia, Ontario, Canada N7S 4B1

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (519) 344-4445

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Lamperd Less Lethal Receives $172,000 USD Purchase Order -- Largest International Order to Date

Initial Order from New International Police Services Customer for Guns and Ammunition Booked Through Lamperd Distributor Security PRO USA

SARNIA, Ontario, April 02, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE -- Lamperd Less Lethal, Inc. (OTC PINK: LLLI), an innovation leader and manufacturer of advanced security solutions for law enforcement, military and security agencies worldwide, has just received a signed purchase order for guns and ammunition from an important new international police services customer. The value of this initial order for Lamperd products is totaled at $172,000 USD which represents the largest international order that the company has received to date. A substantial down payment has already been received by Lamperd. Further, there will be an associated training course for an additional fee as part of this order. The customer has also requested quotations on other Lamperd products which may be ordered subsequently.

Product order delivery is expected within the next several weeks with full payment due before shipment. This order will be shipped directly from Lamperd's manufacturing facility in Sarnia, Ontario to the customer's location overseas. There will be no need for any transit through the United States on this order which will reduce costs and regulatory compliance issues.

This significant order was developed and booked by California based Security PRO USA (http://www.securityprousa.com), one of Lamperd's newer distributors which came on in 2018. Security PRO USA is a very well established company with management and representatives who have extensive backgrounds and experience in the field of security protection on a global scale. Lamperd is extremely pleased to have a new working relationship with Security PRO USA which has now begun to yield tangible sales results that will benefit both companies as well as provide new customers with the finest less lethal solutions available today.

Barry Lamperd, CEO of Lamperd Less Lethal, commented, "Security PRO USA is doing an outstanding job in identifying and contacting new customers all over the world who are experiencing increasing needs for effective and safe Public Order tactical solutions including the guns and ammunition rounds which have just been ordered as a result of their efforts. We intend to further develop our marketing programs with Security PRO USA this year as they expand their efforts to bring in more clients and orders from their many established contacts around the world. We are also looking forward to Security PRO USA's marketing of Lamperd products in the United States where they are based since we are now setting up American Reserve Munitions, outside Boise, Idaho as the Master Distributor warehouse for direct shipment to US customers."

Hunter Solsona, EVP of Security PRO USA, stated, "We are specifically recommending Lamperd Less Lethal products to many of our customers who are seeking the highest quality of manufacturing and design as well as accredited research reports to support the products' advertised specifications and capabilities. Very few other companies in field of less lethal weapons can deliver the level of effective, safe and certified products and services which Lamperd can. We intend to introduce many more users of these products to the Lamperd solutions and look forward to a very successful marketing program with Barry Lamperd and his team."

About the Company

Lamperd Less Lethal, Inc. (LLLI) is a developer, manufacturer and international sales company for advanced less lethal weapons, ammunition and other security products marketed to police, correctional, military and private security forces. The company sells over 300 different products including small & large caliber projectile guns, flash-bang devices, pepper spray devices, 37mm & 40mm launching systems and interlocking riot shields. Lamperd also offers advisory services and hands-on training classes run by highly accredited instructors. For more information visit: http://www.lamperdlesslethal.com.

This press release contains forward-looking statements relating to Lamperd Less Lethal, Inc. Lamperd Less Lethal, Inc. undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

Safe Harbor for Forward-Looking Statements:

This news release includes forward-looking statements. While these statements are made to convey to the public the company's progress, business opportunities and growth prospects, readers are cautioned that such forward-looking statements represent management's opinion. Whereas management believes such representations to be true and accurate based on information and data available to the company at this time, actual results may differ materially from those described. The company's operations and business prospects are always subject to risk and uncertainties. Important factors that may cause actual results to differ are and will be set forth in the company's periodic filings with the U.S. Securities and Exchange Commission.

Contact: Lamperd Less Lethal, Inc.

Barry Lamperd, President & CEO

(519) 344-4445

email: info@lamperdlesslethal.com or sales@lamperdlesslethal.com

Company Website: http://www.lamperdlesslethal.com

Lamperd Less Lethal on Facebook: http://www.facebook.com/lamperdlesslethal

Lamperd Less Lethal on Instagram: http://www.instagram.com/llli_lamperd_lesslethal

Barry Lamperd on Twitter: http://www.twitter.com/lamperd_llli

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMPERD LESS LETHAL INC.

Date: April 3, 2019	By:	/s/ Barry Lamperd
Barry Lamperd
President

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